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Chico’s FAS, Inc.

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On June 24, 2016, Chico's FAS, Inc. posted a video to www.chicosfas.com, a transcript of which is provided below:

Website Video Script

(BEGIN SCRIPT)

As the new CEO and President of Chico’s FAS, I felt it was important to share my views on the Company and why we believe shareholders should support the new strategic plan already well underway.

The Chico’s FAS Board strongly recommends that shareholders vote “FOR” on the WHITE proxy card at the important July 21st annual meeting.

I joined Chico’s FAS last December with more than 25 years of experience leading premier retail businesses, including Walmart and Michael’s Stores.

I immediately took a deep dive into the business with a review that touched every part of the organization, which ultimately just reinforced my confidence in the Company, in our brands and in our platform for growth.

I also identified operating improvement opportunities. To address these, we announced four focus areas in February and positive changes are already well underway.

We are implementing important initiatives in supply chain, marketing, non-merchandise procurement that we expect will fundamentally improve our operating model, our speed to market, and help to drive traffic on our websites and in our stores.

We expect to achieve cost savings between $65 and $85 million annually in total from all of these initiatives.

Our desire to embrace change is also reflected in our governance and strengthened management team.

We have made new hires in real estate, planning and allocation, legal, and human resources.

We have also recommended that our shareholders approve a proposal to declassify our Board of Directors.

Taken together, these changes to our leadership, strategy, operations, finance and governance are significant indicators that your company is on the right track, and is entering a new era of profitable growth and value creation for our shareholders.

Your Board has nominated four individuals who it believes are best qualified to ensure that we continue to successfully execute on our new plan:

•	Bonnie Brooks brings global considerable apparel and merchandising experience, and several major turnarounds;

•
Jan Fields, one of our newest independent directors who joined us in 2013, has already made amazing contributions to our leadership, governance, and offers unique marketing, consumer brand and supply chain insights;

•	Bill Simon has an impressive track record of driving cost efficient operations with other leading retailers;

•	And I, as the Company’s new CEO, have a passion for success and shareholder value creation that I hope you already see in the actions that we’ve taken.

Clearly, positive change is underway at Chico’s FAS.

We believe that replacing any of your Board’s superior nominees with any one of Barington’s less qualified candidates would jeopardize our progress.

I truly believe that with the right team, Chico’s FAS has an exciting future and significant growth ahead.

Your vote is important. We ask that you support the progress we are making by voting “FOR” on the WHITE proxy card today. Thank you.

(END SCRIPT)

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, "Risk Factors" and in the "Forward-Looking Statements" disclosure in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Additional Information

Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.